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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of ATG Inc. on Form S-8 (file No. 333-72349 and File No. 333-62963) of our reports dated February 26, 1999, on our audits of the consolidated financial statements of ATG Inc. and subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 on our audit of the consolidated financial statement schedule, both of which reports are included in this Annual Report on Form 10-K/A.


/s/ PricewaterhouseCoopers LLP


San Jose, California
September 10, 1999